UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Emily M. Nikoo, an Executive Vice President of Blonder Tongue Laboratories, Inc. (the “Company”) notified the Company on January 7, 2016 of her resignation from her position effective on April 1, 2016.

In connection with her resignation, on January 13, 2016, the Company and Ms. Nikoo entered into a letter agreement regarding the terms of Ms. Nikoo’s separation from the Company (the “Letter Agreement”).  Pursuant to the Letter Agreement, Ms. Nikoo’s employment with, and service as an officer of, the Company will end on April 1, 2016 (“Last Day”), and she will continue to receive her current base salary and benefits through her Last Day.  In addition, subject to the satisfaction of certain conditions set forth in the Letter Agreement, the Company has agreed to pay Ms. Nikoo $2,000 per week for up to 16 weeks following her Last Day (with payments to terminate prior to the end of such 16 week period upon Ms. Nikoo’s commencing new full-time employment or new business affiliation, and with no payment to be made for any week in which she receives gross income of more than $2,000 for consulting or independent contractor work) and to transfer to her ownership of the Company-provided vehicle she has used during her employment. Also, subject to the satisfaction of certain conditions set forth in the Letter Agreement,  the Company has agreed to revise the vesting period with respect to 25,000 shares of restricted stock of the Company that had been previously awarded to Ms. Nikoo, such that the shares of restricted stock will not be forfeited as a result of her resignation.  The shares of restricted stock were originally set to vest in three equal installments of one-third each on May 19, 2016, 2017 and 2018.

The above summary of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On January 13, 2016 the Company issued a press release announcing Ms. Nikoo’s resignation from the Company.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Letter Agreement with Emily M. Nikoo dated January 13, 2016.

99.1	Press release dated January 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By: /s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: January 13, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement with Emily M. Nikoo dated January 13, 2016.

99.1	Press release dated January 13, 2016.